Exhibit 99.1

Cytec Industries Inc.

Five Garret Mountain Plaza

Woodland Park, New Jersey 07424

www.cytec.com

Contact:

Jodi Allen

Corporate Director, Communications

and Investor Relations

(973) 357-3283

Release Date: Immediate

Cytec Completes Sale of Coating Resins Business

Woodland Park, New Jersey, April 3, 2013 – Cytec Industries Inc. (NYSE:CYT) announced today that it has completed the previously announced sale of its Coating Resins business to Advent International, a global private equity firm for a total value of $1,133 million including assumed liabilities of approximately $118 million. The final price paid is subject to final working capital and other customary adjustments.

“The sale of Coating Resins marks the completion of the transformation of Cytec’s portfolio and the beginning of a new Cytec.” said Shane Fleming, Chairman, President, and Chief Executive Officer. “We are now able to focus on our growth platforms comprised of advanced materials and separation technologies. We are excited about the future of our Company and the ability to drive long-term growth and greater returns to our shareholders.”

“I would like to thank the employees in the Coating Resins organization for their dedication and hard work to improve the business performance and for their continued focus and discipline during the divestiture process. I wish them well and continued future success.” said Mr. Fleming.

Mr. Fleming concluded, “We remain committed to using a majority of the after-tax proceeds for our share repurchase program which we forecast to be completed by mid-year, subject to market conditions.”

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in Cytec’s filings with the Securities and Exchange Commission.

Cytec Corporate Profile

Cytec’s vision is to deliver specialty material and chemical technologies beyond our customers’ imagination. Our focus on innovation, advanced technology and application expertise enables us to develop, manufacture and sell products that change the way our customers do business. Our pioneering products perform specific and important functions for our customers, enabling them to offer innovative solutions to the industries that they serve. Our products serve a diverse range of end markets including aerospace and industrial materials, mining and plastics.

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